PRELIMINARY COPY – SUBJECT TO COMPLETION

This Proxy is Solicited on

Behalf of the Boards of Directors of

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

Route 940 and Moseywood Road

P O Box 707

Blakeslee, PA 18610

VOTER CONTROL NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:	SHARES:

NUMBER OF PERSONS ATTENDING ________

You may vote by:                                        If choosing one of these options, sign & date card below.

INTERNET TELEPHONE proxy.ilstk.com 800.555.8140	E-MAIL FAX MAIL info@ilstk.com 630.480.0641 Return in the envelope provided (Allow 10 days for mail delivery)

May vote until 11:59 pm CST one day prior to meeting date. (DO NOT return card if voting by internet or telephone)

This Proxy is Solicited on Behalf of the Boards of Directors ofBLUE RIDGE REAL ESTATE COMPANY - BIG BOULDER CORPORATION

The undersigned shareholder hereby appoints Bruce Beaty and Richard T. Frey as Proxies, each with the power to appoint his/her substitutes, and hereby authorizes them to represent them and to vote, as designated below, all the undersigned's shares of common stock of BLUE RIDGE REAL ESTATE COMPANY and BIG BOULDER CORPORATION (COLLECTIVELY THE "CORPORATIONS") held of record by the undersigned on [__________], 2013, at the Special Meetings of Shareholders to be held at the Blue Ridge Real Estate Company corporate office located at Route 940 and Moseywood Road in Blakeslee, PA 18610, on [__________], 2013 at 9:00 A.M. local time, and at any adjournments or postponements thereof, with respect to the matters set forth and with discretionary authority on all other matters that may properly come before the meeting, as more fully described in the proxy statement received by the undersigned shareholder.

The Proxies evidenced by this Proxy Card are solicited on behalf of the respective Boards of Directors of the Corporations.  The Boards of Directors of the Corporations recommend a vote FOR Proposals 1 and 2.

This Proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, shares of both Corporations covered by this Proxy will be voted FOR Proposal 1 and FOR Proposal 2.

The undersigned shareholder may revoke this proxy at any time before it is voted, as follows: (i) deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Corporate Secretary, Blue Ridge Real Estate Company and Big Boulder Corporation, Route 940 and Moseywood Road, P O Box 707, Blakeslee, PA 18610; or (ii) attend the special meeting and vote in person.

Vote on Proposal 1

Blue Ridge Real Estate Company	Big Boulder Corporation
1(a). To approve and adopt the Agreement and Plan of Merger, dated as of August 29, 2013, by and between Blue Ridge and Big Boulder. . FOR AGAINST ABSTAIN	1(b). To approve and adopt the Agreement and Plan of Merger, dated as of August 29, 2013, by and between Blue Ridge and Big Boulder. FOR AGAINST ABSTAIN

Vote on Proposal 2

Blue Ridge Real Estate Company	Big Boulder Corporation

2(a).  To approve the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

  FOR

  AGAINST

  ABSTAIN

2(b).  To approve the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

  FOR

  AGAINST

  ABSTAIN

SIGNATURE DATE	SIGNATURE DATE

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.